EXHIBIT 11 - Statement Re:  Computation of Earnings Per Share


------------------------------------------------------------------------------
                                         Three Months Ended   Six Months Ended
                                               June 30,           June 30,
(In thousands)                             1997     1996(1)    1997     1996(1)
------------------------------------------------------------------------------
Primary
     Average shares outstanding ......    16,912    17,762    17,036    17,886
     Common stock equivalents:
         Net effect of the assumed
         exercise of stock options and
         stock warrants based on
         average market price ........       311       446       346       448
                                         -------   -------   -------   -------

Primary average shares ...............    17,223    18,208    17,382    18,334
                                         =======   =======   =======   =======

Net income applicable to common
     shares ..........................   $ 4,713   $ 4,146   $ 8,669   $ 6,773

Primary net income per share .........   $   .27   $   .23   $   .50   $   .37

------------------------------------------------------------------------------
Fully diluted
     Average shares outstanding ......    16,912    17,762    17,036    17,886
     Common stock equivalents:
         Net effect of the assumed
         exercise of stock options and
         stock warrants based on end
         of period market price ......       346       446       364       450
                                         -------   -------   -------   -------

Fully diluted average shares .........    17,258    18,208    17,400    18,336
                                         =======   =======   =======   =======

Net income applicable to common
     shares ..........................   $ 4,713   $ 4,146   $ 8,669   $ 6,773

Fully diluted net income per share ...   $   .27   $   .23   $   .50   $   .37

(1) Share figures for 1996 have been restated for the 10% stock dividend issued in December 1996.